Exhibit 1

Westpac Place, Level 18
275 Kent Street
Sydney NSW 2000
Tel: +61 2 9155 7713
Fax: +61 2 8253 1215
www.westpac.com.au

30 April 2018

Market Announcements Office

ASX Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Change of Registered Office Address

Westpac Banking Corporation advises that its registered office address has changed to:

Westpac Place, Level 18

275 Kent Street

Sydney NSW 2000

The Head Office telephone number has changed to + 61 2 9155 7713.

All other contact and address details remain unchanged.

Yours sincerely

Tim Hartin
Company Secretary